UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 24, 2006
DEL MONTE FOODS COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415)247-3000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
In accordance with the terms of the Credit Agreement dated as of February 8, 2005, as amended on January 20, 2006 (the “Credit Agreement”), among Del Monte Corporation (“Del Monte”), a wholly-owned subsidiary of Del Monte Foods Company, as borrower, Del Monte Foods Company and certain lender parties, Del Monte is required to make a prepayment of Term Loan debt in the amount of 20% of the Net Cash Proceeds, as defined in the Credit Agreement, received in connection with and upon the consummation of, certain Major Dispositions, as defined in the Credit Agreement, prior to July 30, 2006. Such prepayment is required to be made substantially contemporaneously with the consummation of the applicable Major Disposition. The sale of the Businesses described in Item 7.01 below qualifies as such a Major Disposition. The amount of the applicable mandatory prepayment made by Del Monte on April 25, 2006 as a result of the sale of the Businesses was approximately $43.3 million. The remaining balance, net of this prepayment, of the Term Loans under the Credit Agreement, approximately $555.6 million, currently remains outstanding in accordance with the terms thereof.
Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure
The information contained in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
On April 24, 2006, Del Monte Foods Company announced via press release that Del Monte had completed its previously announced sale to TreeHouse Foods, Inc. (“TreeHouse”) of Del Monte’s (1) private label soup business, referred to as Del Monte Corporate Brands, (2) infant feeding business conducted under the brand name Nature’s Goodness, and (3) the food service soup business (collectively, the “Businesses”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Under the terms of the Asset Purchase Agreement, dated as of March 1, 2006, by and between Del Monte and TreeHouse, Del Monte sold to TreeHouse certain real estate, equipment, machinery, inventory, raw materials, intellectual property and other assets that are primarily related to the Businesses, and TreeHouse assumed certain liabilities to the extent related to the Businesses. The purchase price paid in cash under the Asset Purchase Agreement was approximately $275 million, and is subject to a post-closing adjustment based on a determination of working capital at closing. The Asset Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions.
Neither Del Monte nor any of its affiliates have any material relationships with TreeHouse or its directors, officers or affiliates.
This description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Asset Purchase Agreement, a copy of which is incorporated in this Current Report of Form 8-K by reference and is attached as Exhibit 2.1 to Del Monte Foods Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2006. The Asset Purchase Agreement is intended to provide investors and stockholders with information regarding its terms and is not intended to provide any other factual information about Del Monte. The Asset Purchase Agreement contains representations and warranties that the parties to the Asset Purchase Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Asset Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Asset Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in Del Monte’s public disclosures.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit	Description
2.1	Asset Purchase Agreement between Del Monte Corporation and TreeHouse Foods, Inc., dated as of March 1, 2006 (incorporated by reference to Exhibit 2.1 to Del Monte Food Company’s Current Report on Form 8-K filed on March 6, 2006)

99.1	Del Monte Foods Company Press Release dated April 24, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: April 25, 2006	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description
2.1	Asset Purchase Agreement between Del Monte Corporation and TreeHouse Foods, Inc., dated as of March 1, 2006 (incorporated by reference to Exhibit 2.1 to Del Monte Food Company’s Current Report on Form 8-K filed on March 6, 2006)

99.1	Del Monte Foods Company Press Release dated April 24, 2006.

4